SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 27, 2004

                             COLUMBIA BAKERIES, INC.
             (Exact name of Registrant as specified in its Charter)


          Nevada                          0-26701               88-040687
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer
         incorporation)                                     Identification No.)



                              319 Clematis Street
                                    Suite 526
                            West Palm Beach FL 33401
               (Address of principal executive offices) (Zip Code)

                                 (561) 366-9211
              (Registrant's telephone number, including area code)


                294 Valley Road, Middletown, Rhode Island 02842
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

On January 27, 2004, Rounsevelle W. Schaum resigned as President, Chief Executive Officer and Chairman of Columbia Bakeries, Inc. (the "Company" or
"Columbia Bakeries").   On January 27, 2004, James Schaefer, C.H. Hsin resigned
from their position as a director of the Company and Shirlee A. Gordon concurrently resigned from her position as corporate secretary. There was no disagreement with the Company on any matter to the Company's operations, policies or practices.

On January 27, 2004, the Company appointed C. Frank Speight as President and Director of the Company. On January 27, 2004, Columbia Bakeries also appointed Randall S. Goulding as Secretary and Director. In addition, the Company relocated the principal offices from 294 Valley Road, Middletown, Rhode Island
02842  to  319  Clematis  Street,  Suite  526,  West  Palm  Beach  FL  33401.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 3, 2004 regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the share of Common Stock beneficially owned.



 Name and Address                Title     Amount and Nature   Percent
   of                             of              of             of
Beneficial Owner                 Class      Beneficial Owner    Class
----------------------------    ---------  ------------------- -------
C. Frank Speight                 Common            -0-             0%
Randall S. Goulding              Common            -0-             0%

All Executive Officers and
Directors as a Group             Common            -0-             0%
(Two (2) persons)



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned duly authorized.


                             COLUMBIA BAKERIES, INC.


                            /s/ C. Frank Speight
                                ----------------
                                C. Frank Speight
                                President

                            Date:  February 9, 2004

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